UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 25, 2017
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9920 Jefferson Boulevard
Culver City, California 90232
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on August 3, 2017, NantHealth Inc. (the "Company") entered into an asset purchase agreement (the "APA") with Allscripts Healthcare Solutions, Inc. ("Allscripts") pursuant to which the Company agreed to sell substantially all of the assets of the Company's provider/patient engagement solutions business, including the Company's FusionFX solution and components of its NantOS software connectivity solutions (the "Business"). On August 25, 2017, the Company completed the sale of the Business (the "Disposition") for consideration consisting of 15,000,000 shares of Company common stock (par value $0.0001 per share) previously held by Allscripts and $1.7 million of cash consideration for estimated working capital, which is subject to adjustment based upon the actual amount of working capital as of the closing date.

Concurrent with the closing of the Disposition and as contemplated by the APA, (a) the Company and Allscripts modified the amended and restated mutual license and reseller agreement dated June 26, 2015, as amended, such that, among other things, the Company committed to deliver a minimum dollar amount of total bookings over a ten year period; (b) the Company and Allscripts licensed certain intellectual property to the other party pursuant to a cross license agreement; (c) the Company agreed to provide certain software and agreed to sell certain hardware to Allscripts pursuant to a software license and supply agreement.

The foregoing description of the APA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the APA, a copy of which is filed as Exhibit 2.1.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017, the Unaudited Pro Forma Condensed Consolidated and Combined Statements of Operations for the six months ended June 30, 2017, and the years ended December 31, 2016, 2015 and 2014, respectively, and the notes to the Unaudited Pro Forma Financial Information of the Company are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of August 3, 2017, between Allscripts Healthcare Solutions, Inc. and NantHealth Inc.
99.1	Unaudited Pro Forma Financial Information of NantHealth, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	August 31, 2017	By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of August 3, 2017, between Allscripts Healthcare Solutions, Inc. and NantHealth Inc.
99.1	Unaudited Pro Forma Financial Information of NantHealth, Inc.